Exhibit 99.1

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Fourth-Quarter and Full-Year 2011 Results

Houston — Feb. 8, 2012 — PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $22.0 million, or $0.30 per diluted unit, for the fourth quarter of 2011 and net income of $59.7 million, or $0.85 per diluted unit, for the full year 2011.  Net income for the fourth quarter of 2010 was $9.8 million, or $0.22 per diluted unit, and full-year 2010 net income was $29.8 million.

The Partnership reported earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) of $32.6 million and $98.8 million for the respective fourth-quarter and full-year 2011 periods, compared with EBITDA of $14.4 million for the fourth quarter of 2010 and $51.2 million for the full year 2010.

“PNG delivered strong results, which were above the high end of our fourth-quarter and full-year guidance range during a period of challenging market conditions,” said Dean Liollio, President of PAA Natural Gas Storage. “This strong performance was underpinned by our high percentage of fee-based firm storage revenue and was enhanced through favorable hub service and merchant storage activities.  Looking forward, the midpoint of PNG’s 2012 adjusted EBITDA guidance represents an increase of approximately 12% over 2011.  This projected growth reflects the continued expansion of our storage facilities and a high level of third-party storage contracts for the 2012-2013 storage season.”

The Partnership’s reported results include items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the second table below. Accordingly, the Partnership’s fourth-quarter 2011 adjusted net income and adjusted EBITDA were $22.8 million and $33.4 million, respectively, as compared to fourth-quarter 2010 adjusted net income and adjusted EBITDA of $11.3 million and $15.9 million, respectively.  The Partnership’s adjusted net income per diluted unit for the fourth quarter of 2011 equaled $0.31 compared to $0.25  for the fourth quarter of 2010. The Partnership’s adjusted net income and adjusted EBITDA for the full year 2011 were $68.2 million and $107.2 million, respectively, as compared to adjusted net income and adjusted EBITDA for the full year 2010 of $32.4 million and $53.9 million, respectively. The Partnership’s adjusted net income per diluted unit for the full year 2011 equaled $0.97. (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for discussion of adjusted EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

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The following tables present certain selected financial information for the applicable periods (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues
Firm Storage Services
Reservation fees	$33,623	$23,479	$127,770	$85,651
Cycling fees and fuel-in-kind	2,483	1,429	8,411	5,314
Hub Services	3,341	2,565	9,806	6,190
Natural Gas Sales	118,244	—	193,031	—
Other	1,155	1,368	3,946	3,132
Total revenue	158,846	28,841	342,964	100,287

Storage related costs	(6,776)	(6,841)	(21,684)	(23,465)
Natural gas sales costs	(110,623)	—	(183,408)	—
Other operating costs (except those shown below)	(2,549)	(2,098)	(11,621)	(7,242)
Fuel expense	(1,960)	(703)	(4,924)	(2,368)
General and administrative expenses (1)	(4,373)	(4,802)	(22,566)	(15,965)
Other income (expense)	(5)	(6)	5	(18)
EBITDA	$32,560	$14,391	$98,766	$51,229

Selected items impacting comparability	804	1,484	8,463	2,628
Adjusted EBITDA	$33,364	$15,875	$107,229	$53,857

Reconciliation to net income
Depreciation, depletion and amortization	(9,112)	(3,796)	(33,714)	(14,119)
Interest expense, net of capitalized interest	(1,409)	(783)	(5,354)	(7,323)
Adjusted Net Income	$22,843	$11,296	$68,161	$32,415

Selected items impacting comparability	(804)	(1,484)	(8,463)	(2,628)
Net income	$22,039	$9,812	$59,698	$29,787

(1)  Includes equity compensation expense for all periods presented.  The year ended December 31, 2011 includes approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

Adjusted EBITDA for the fourth quarter and full year of 2011 increased approximately 110% and 99%, respectively, over corresponding 2010 results.  These increases were primarily attributable to the acquisition of the Southern Pines facility in February 2011, additional capacity being placed into service at the Pine Prairie facility and increased hub services and commercial optimization revenue.

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The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Selected Items Impacting Comparability - Income / (Expense):
Equity compensation expense	$(707)	$(1,233)	$(4,046)	$(2,747)
Acquisition-related expense	—	(251)	(4,055)	(251)
Mark-to-market of open derivative positions	(97)	—	138	370
Insurance deductible related to property damage incident	—	—	(500)	—
Selected items impacting comparability	$(804)	$(1,484)	$(8,463)	$(2,628)

Selected items impacting comparability (1)	$(804)	$(1,484)	$(8,463)	$(2,628)
Less: GP 2% portion of selected items impacting comparability (1)	16	30	169	53
LP 98% portion of selected items impacting comparability (1)	$(788)	$(1,454)	$(8,294)	$(2,575)

Impact to basic net income per limited partner unit (1) (2)	$0.01	$0.03	$0.12	$0.06
Impact to diluted net income per limited partner unit (1) (2)	$0.01	$0.03	$0.12	$0.06

(1)  The GP allocation and per unit information is not applicable for the portion of the 2010 periods preceding the closing of our initial public offering on May 5, 2010.

(2) Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

The Partnership’s common units and Series A subordinated units outstanding as of December 31, 2011 totaled 71.1 million.  An additional 13.5 million Series B subordinated units (which are not currently entitled to receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At December 31, 2011, the Partnership had approximately $322 million of borrowings outstanding on its $450 million unsecured credit agreement.

The Partnership has announced a quarterly distribution of $0.3575 ($1.43 on an annualized basis) per unit payable February 14, 2012 on its outstanding common units and Series A subordinated units.  This distribution is equal to the quarterly distribution paid in November 2011, and represents an increase of approximately 3.6% over the quarterly distribution of $0.345 per unit ($1.38 per unit on an annualized basis) paid in February 2011.

Prior to its February 9th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2012.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.

Non-GAAP and Segment Financial Measures

In this release, the Partnership’s adjusted EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is presented because it is a measure used by management to evaluate segment performance and because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that adjusted EBITDA is used to assess our operating performance compared to other publicly traded partnerships in the midstream energy industry, without regard to financing methods, capital structure or historical cost basis.  In addition, we present selected items that impact the comparability of our operating results as

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additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of all non-GAAP financial information, such as adjusted EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 11:00 AM (Eastern) on Thursday, February 9, 2012 to discuss the following items:

1.               The Partnership’s fourth-quarter and full-year 2011 performance;

2.               The status of expansion projects;

3.               Capitalization (including modification of terms of PAA’s Series B subordinated unit ownership in PNG) and liquidity;

4.               Financial and operating guidance for the first quarter and full year 2012; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1085. International callers should dial 612-288-0340. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 232108.  The replay will be available beginning Thursday, February 9, 2012, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Thursday, March 9, 2012.

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Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward looking statements. These risks and uncertainties include, among other things, significantly reduced volatility in natural gas markets for an extended period of time; factors affecting demand for natural gas and natural gas storage services and the rates we are able to charge for such services, including the balance between the supply and demand for natural gas; our ability to maintain or replace expiring storage contracts, or enter into new storage contracts, in either case at attractive rates and on otherwise favorable terms; factors affecting our ability to realize short term optimization revenues from transactions involving uncontracted or unutilized capacity at our facilities; the effects of competition; the impact of operational and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances; risks related to the development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; the effectiveness of our risk management activities; geologic or other factors that affect the timing or amount of crude oil and other liquid hydrocarbons that we are able to produce in conjunction with the operation of our Bluewater facility; market or other factors that affect the prices we are able to realize for crude oil and other liquid hydrocarbons produced in conjunction with the operation of our Bluewater facility; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the availability of, and our ability to consummate, acquisition or combination opportunities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; future developments and circumstances at the time distributions are declared; and other factors and uncertainties inherent in the development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PAA Natural Gas Storage, L.P. is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan.  The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. PNG is headquartered in Houston, TX.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

REVENUES	$158,846	$28,841	$342,964	$100,287

COSTS AND EXPENSES
Storage related and natural gas sales costs	117,399	6,841	205,092	23,465
Other operating costs (except those shown below)	2,549	2,098	11,621	7,242
Fuel expense	1,960	703	4,924	2,368
General and administrative expenses (1)	4,373	4,802	22,566	15,965
Depreciation, depletion and amortization	9,112	3,796	33,714	14,119
Total costs and expenses	135,393	18,240	277,917	63,159
Operating income	23,453	10,601	65,047	37,128
OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(1,409)	(783)	(5,354)	(7,323)
Other income (expense)	(5)	(6)	5	(18)
Net income	$22,039	$9,812	$59,698	$29,787

CALCULATION OF LIMITED PARTNER NET INCOME: (2)
Net Income	$22,039	$9,812	$59,698	$24,359
Less: General partner interest in net income	658	246	1,793	537
Limited partner interest in net income	$21,381	$9,566	$57,905	$23,822

Net income per limited partner unit - basic	$0.30	$0.22	$0.85	$0.54
Net income per limited partner unit - diluted	$0.30	$0.22	$0.85	$0.54

Weighted average limited partner units outstanding - basic (3)	71,128	43,521	68,250	44,375
Weighted average limited partner units outstanding - diluted (3)	71,140	43,529	68,267	44,383

OPERATING DATA

(In thousands, except capacity and operating metric data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net revenue margin (4)(5)	$41,544	$22,000	$137,734	$76,822
Operating costs / G&A / Other	(8,180)	(6,125)	(30,505)	(22,965)
Adjusted EBITDA	$33,364	$15,875	$107,229	$53,857

Average working storage capacity (Bcf)	76	50	71	47

Monthly Operating Metrics ($/Mcf):
Net revenue margin (4)(5)	$0.18	$0.15	$0.16	$0.14
Operating costs / G&A / Other	(0.04)	(0.04)	(0.04)	(0.04)
Adjusted EBITDA	$0.14	$0.11	$0.12	$0.10

(1)  Includes equity compensation expense for all periods presented.  The year ended December 31, 2011 includes approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

(2)  Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(3)  Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(4)  Net revenue margin equals total net revenues minus storage related and natural gas sales costs.

(5)  Excludes the impact of mark-to-market of open derivative positions.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets	$93,955	$35,876
Property and equipment, net	1,280,413	877,808
Base gas	48,432	37,498
Goodwill, intangibles and other, net	427,199	47,546

Total assets	$1,849,999	$998,728

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$110,172	$15,015
Note payable to PAA	200,000	—
Long-term debt under credit facilities	253,508	259,900
Other long-term liabilities	693	423

Total liabilities	564,373	275,338

Total partners’ capital	1,285,626	723,390

Total liabilities and partners’ capital	$1,849,999	$998,728

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Numerator for basic and diluted earnings per limited partner unit: (1)
Net Income	$22,039	$9,812	$59,698	$24,359
Less: General partner’s incentive distribution	(222)	(51)	(611)	(51)
Subtotal	21,817	9,761	59,087	24,308
Less: General partner 2% ownership	(436)	(195)	(1,182)	(486)
Net income available to limited partners	$21,381	$9,566	$57,905	$23,822

Denominator:
Basic weighted average number of limited partner units outstanding (2)	71,128	43,521	68,250	44,375
Effect of dilutive securities:
Weighted average LTIP units	12	8	17	8
Diluted weighted average number of limited partner units outstanding (2)	71,140	43,529	68,267	44,383

Basic net income per limited partner unit	$0.30	$0.22	$0.85	$0.54

Diluted net income per limited partner unit	$0.30	$0.22	$0.85	$0.54

(1)  Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(2) Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Distributable cash flow (“DCF”)
Net Income	$22,039	$9,812	$59,698	$29,787
Depreciation, depletion and amortization	9,112	3,796	33,714	14,119
Equity compensation expense, net of cash payments	661	568	3,383	1,613
Maintenance capital expenditures	(532)	(144)	(798)	(438)
Mark-to-market of open derivative positions	97	—	(138)	(370)
Acquisition-related expense	—	251	4,055	251
DCF	$31,377	$14,283	$99,914	$44,962

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$22,039	$9,812	$59,698	$29,787
Selected items impacting comparability	804	1,484	8,463	2,628
Adjusted Net Income	$22,843	$11,296	$68,161	$32,415

Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$21,381	$9,566	$57,905	$23,822
Limited partners’ 98% of selected items impacting comparability (1)	788	1,454	8,294	2,575
Adjusted limited partners’ net income	$22,169	$11,020	$66,199	$26,397

Adjusted basic net income per limited partner unit	$0.31	$0.25	$0.97	$0.59

Adjusted diluted net income per limited partner unit	$0.31	$0.25	$0.97	$0.59

Basic weighted average units outstanding (2)	71,128	43,521	68,250	44,375

Diluted weighted average units outstanding (2)	71,140	43,529	68,267	44,383

(1)  Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(2) Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	713/646-4222 — 800/564-3036	800/564-3036

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036